Exhibit 99

Marriott International, Inc. Corporate Headquarters	Marriott Drive Washington, D.C. 20058

NEWS

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL, INC. ANNOUNCES PRICING FOR EXCHANGE OFFERS

WASHINGTON, D.C. – November 3, 2005 – Marriott International, Inc. (NYSE:MAR) today announced the pricing for its current offers to exchange a new series of Senior Notes due November 10, 2015 (the “New Notes”) for up to $293,890,000 of its 7% Series E Notes due January 15, 2008 and up to $300,000,000 of its 7-7/8% Series C Notes due September 15, 2009 (collectively, the “Old Notes”).

The total exchange price for each $1,000 principal amount of 7% Series E Notes tendered, using a yield of 4.870%, will be $1,043.47, consisting of $1,000 principal amount of New Notes and $43.47 in cash. The total exchange price for each $1,000 principal amount of 7-7/8% Series C Notes tendered, using a yield of 4.987%, will be $1,099.87, consisting of $1,000 principal amount of New Notes and $99.87 in cash. The New Notes will mature on November 10, 2015 and will bear interest from the settlement date (expected to be Thursday, November 10, 2005) at a rate per annum equal to 5.81%.

Holders who exchange their 7% Series E Notes will also receive accrued interest on those notes to settlement date, or $22.36 per $1,000 principal amount of the 7% Series E Notes exchanged. Holders who exchange their 7-7/8% Series C Notes will also receive accrued interest on those notes to settlement date, or $12.03 per $1,000 principal amount of the 7-7/8% Series C Notes exchanged.

Exhibit 99

Holders who tender their Old Notes after 5:00 p.m., New York City time, on October 24, 2005, but on or prior to the expiration of the exchange offers, will receive, for each $1,000 principal amount of Old Notes tendered, the applicable total exchange price less the early participation payment as specified in the Confidential Offering Memorandum dated October 11, 2005.

The exchange offer will expire at midnight, New York City time, on Monday, November 7, 2005, unless extended or terminated. The exchange of Old Notes for New Notes is currently scheduled to occur on November 10, 2005. Consummation of the exchange offer is subject to a number of conditions including the absence of certain adverse legal and market developments.

The Confidential Offering Memorandum, dated October 11, 2005, was distributed to Eligible Holders and is available to Eligible Holders through the information agent, Global Bondholder Services Corporation, at 866-387-1500 or 212-430-3774.

The offers to exchange are only being made to holders of Old Notes that have certified certain matters to the company, including their status as “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933. The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The exchange offers are being made only pursuant to an offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements about the expiration date for the offers and the terms of the New Notes. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the absence of adverse legal and market developments, which could result in the extension of, changes in, or termination of the tender offers, or the New Notes not being issued or being issued on different terms. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Exhibit 99